 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 20, 2016 (January 19, 2016)
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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Offering of Series F Convertible Preferred Stock

On January 19, 2016, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Series F SPA”) with Redwood Management LLC (“Redwood”), for the sale of $7,000,000 of the Company’s newly designated Series F 7% Convertible Preferred Stock (the “Series F Preferred Stock”).
The Series F Preferred Stock will be offered and sold pursuant to a prospectus supplement to be filed with the Securities and Exchange Commission in connection with the Company’s shelf registration statement on Form S-3 (File No. 333-199214), which became effective on October 16, 2014.

At closing, the Company will sell and issue 7,000 shares of Series F Preferred Stock to Redwood. The aggregate purchase price of the Series F Preferred is $7 million. At closing, Redwood will pay $500,000 to the Company. The remaining $6.5 million will be paid by Redwood to the Company in 14 weekly increments of $500,000 or $250,000 beginning January 25, 2016 and ending April 25, 2016. Redwood is not required to continue to make such weekly payments to the Company if (i) certain specified equity conditions are not met, (ii) the Company is in default of its obligations under the Series F SPA or the Series F Certificate of Designation (as defined below), or (iii) the issuance of common stock upon conversion or redemption of the shares of the Series F Preferred Stock being funded would exceed the 19.99% issuance limit referred to below and the Company has not yet received stockholder approval for issuances above such limit.

The net proceeds received by the Company from the sale of Series F Preferred Stock to Redwood under the Series F Preferred Stock will be used for general corporate purposes and working capital requirements.

Terms of the Series F Preferred Stock

The Company has filed a Certificate of Designations of Preferences, Rights and Limitations of Series F Preferred Stock (“Certificate of Designation”) with the Secretary of State of the State of Delaware.

Rank

The Certificate of Designation provides that the Series F Preferred Stock ranks senior to the common stock with respect to dividends and rights upon liquidation.

Voting Rights

Except as otherwise required by law (or with respect to approval of certain actions), the Series F Preferred Stock will not have voting rights.

Dividends

Holders of the Series F Preferred Stock will be entitled to dividends in the amount of 7.00% per annum, payable when, as and if declared by the Board of Directors in its discretion.

Conversion Rights

Shares of the Series F Preferred Stock (including the amount of any accrued and unpaid dividends thereon) will be convertible at the option of the holder into common stock at a fixed conversion price equal to $0.25 per share. If certain defined default events occur, then the conversion price would thereafter be reduced (and only reduced), to equal 70% of the average of the two lowest two lowest volume weighted average prices (“VWAPs”) of our common stock for the twenty consecutive trading day period prior to the conversion date.

Redemption

The Company will make weekly redemptions of shares of Series F Preferred Stock (including any accrued and unpaid dividends thereon) beginning February 15, 2016.

If the redemption price is paid by the Company in cash, the number of shares to be redeemed in each weekly increment shall be 250 shares of Series F Preferred Stock, and the redemption price shall be at a price per share equal to $1,250 plus any accrued but unpaid dividends thereon.

The Company shall have the option to make such redemption payments in shares of common stock provided certain specified equity conditions are satisfied at the time of payment. The number of shares of common stock to be issued would be calculated using a per share price equal to 80% of the one lowest VWAP of our common stock for the ten consecutive trading day period prior to the payment date.

For redemption payments made in shares of common stock, the Company will redeem either (i) 250 shares of Series F Preferred Stock or (ii) such greater number of shares of Series F Preferred Stock (and also including any accrued and unpaid dividends) that would result upon redemption in the issuance of a number of shares of common stock equal to 12% of the aggregate composite trading volume for the Company’s common stock during the preceding calendar week.

The Investor has the option to take delivery of common stock being issued as a redemption payment on a single payment date or to take delivery of such shares in two tranches on two different days within one week.

19.99% Cap

The Company is prohibited from issuing shares of common stock upon conversion, redemption or otherwise in connection with the Series F Preferred Stock in excess of 19.99% of the issued and outstanding shares of common stock immediately prior to the transaction unless stockholder approval of such issuance of securities is obtained as required by applicable NASDAQ rules. The Company intends to seek stockholder approval of such share issuances in excess of such 19.99% limit at a special stockholder meeting to be held in March or April 2016.

Limitations on Conversion and Issuance

The Series F Preferred Stock may not be converted and shares of common stock may not be issued pursuant to the Series F Preferred Stock if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 9.99% of the outstanding shares of common stock. At the holder’s option, the cap may be raised or lowered to any other percentage not in excess of 19.99%, except that any increase will only be effective upon 61-days’ prior notice to the Company.

Liquidation Value

Upon our liquidation, dissolution or winding up, holders of Series F Preferred Stock will be entitled to be paid out of our assets, prior to the holders of our common stock, an amount equal to $1,000 per share plus any accrued but unpaid dividends thereon.

* * * * * * * * * *
The foregoing is only a brief description of the material terms of the Series F SPA and the Certificate of Designation, each of which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 8.01 Other Events.
The Series F Preferred Stock will be offered and sold pursuant to a prospectus supplement to be filed with the Securities and Exchange Commission in connection with the Company’s shelf registration statement on Form S-3 (File No. 333-199214), which became effective on October 16, 2014.
This Form 8-K provides as an exhibit the unqualified legal opinion in connection with the prospectus supplement and the shelf offering referred to above.

On January 20, 2016, the Company issued a press release announcing the Series F financing. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are filed with this report:

Exhibit Number	Description
3.1	Certificate of Designations of Preferences, Rights and Limitations of Series F 7% Preferred Stock

5.1	Opinion of Faegre Baker Daniels LLP

10.1	Series F Securities Purchase Agreement dated January 19, 2016

23.1	Consent of Faegre Baker Daniels (included as part of Exhibit 5.1)

99.1	Press Release issued by Ascent Solar Technologies, Inc., January 20, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

January 20, 2016	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer